                       DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: NOVEMBER 1996
DISTRIBUTION DATE: 12/20/96


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                         Per $1,000 of Original
                                                                                                             Class A/Class B
                                                                                                           Certificate Amount
                                                                                                         ----------------------
   (i)    Principal Distribution
              Class A Amount                                                    $ 32,546,282.75             $40.929035
              Class B Amount                                                    $  2,772,526.53             $40.929035

  (ii)    Interest Distribution
              Class A Amount                                                    $  3,876,542.17             $ 4.875000
              Class B Amount                                                    $    330,231.75             $ 4.875000

 (iii)    Monthly Servicing Fee                                                 $    719,106.65             $ 0.833333
              Monthly Supplemental Servicing Fee                                $          0.00             $ 0.000000
              Class A Percentage of the Servicing Fee                           $    662,656.78             $ 0.833333
              Class A Percentage of the Supplemental Servicing Fee              $          0.00             $ 0.000000
              Class B Percentage of the Servicing Fee                           $     56,449.87             $ 0.833333
              Class B Percentage of the Supplemental Servicing Fee              $          0.00

  (iv)    Class A Principal Balance (end of Collection Period)                  $762,641,855.19
          Class A Pool Factor (end of Collection Period)                              95.907097%
          Class B Principal Balance (end of Collection Period)                  $ 64,967,320.27
          Class B Pool Factor (end of Collection Period)                              95.907097%

   (v)    Pool Balance (end of Collection Period)                               $827,609,175.46

  (vi)    Class A Interest Carryover Shortfall                                  $          0.00
          Class A Principal Carryover Shortfall                                 $          0.00
          Class B Interest Carryover Shortfall                                  $          0.00
          Class B Principal Carryover Shortfall                                 $          0.00

 (vii)    Amount Otherwise Distributable to the Seller that is Distributed to
          Either the Class A or Class B Certificateholders                      $          0.00             $ 0.000000


(viii)    Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                    $ 25,887,839.54
              Class B Amount                                                    $          0.00


  (ix)    Aggregate Purchase Amount of Receivables repurchased by the
          Seller or the Servicer                                                $          0.00


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